Exhibit 99.1
Cronos Group Reports 2022 First Quarter Results

Consolidated net revenue increased by 99% year-over-year to $25.0 million in Q1 2022

Israel net revenue increased by 263% year-over-year to $9.1 million in Q1 2022

Increased market share in Canada and Israel in Q1 2022

Mike Gorenstein returned as Chief Executive Officer

TORONTO, May 10, 2022 - Cronos Group Inc. (NASDAQ: CRON) (TSX: CRON) (“Cronos Group” or the “Company”), today announces its 2022 first quarter business results.

“I founded Cronos because of the once-in-a-lifetime opportunity to help build and shape an industry that has the potential to improve countless lives. As CEO, I am committed to re-instilling a start-up culture with a founder’s mentality across all levels of the organization,” said Mike Gorenstein, Chairman, President and CEO, Cronos Group. “The strategic realignment we announced in the first quarter of 2022 reset the organization to this mindset and we are seeing the benefits show through in our performance.”

“Our execution in product development, manufacturing, and go to market strategy resulted in strong growth in both net revenue and gross profit in the first quarter of 2022, proving that we are headed in the right direction. Our Spinach® brand is one of the most sought-after brands in the Canadian adult-use market, known for bringing high quality and differentiated products to the consumer. We are also winning with branded products in Israel, with Peace Naturals® driving significant revenue growth in the first quarter of 2022. As we execute our strategic realignment, I am encouraged with the progress we are making by increasing our market share in both Canada and Israel, and continuing to bring disruptive branded products to market. In combination with our industry leading balance sheet, our borderless products, such as SOURZ by Spinach™ winning in Canada, is one of the best ways to be prepared for legalization in the U.S.”

Financial Results

(in thousands of USD)	Three months ended March 31,	Change
2022	2021	$	%
Net revenue
United States	$2,328	$2,441	$(113)	(5)%
Rest of World	22,705	10,170	12,535	123%
Consolidated net revenue	25,033	12,611	12,422	99%

Cost of sales	18,107	15,574	2,533	16%
Gross profit	$6,926	$(2,963)	$9,889	334%
Gross margin(i)	28%	(23)%	N/A	51	pp

Net loss(ii)	$(32,653)	$(161,625)	$128,972	80%

Adjusted EBITDA(iii)	$(18,900)	$(36,574)	$17,674	48%

Other Data
Cash and cash equivalents (iv)	$861,535	$1,024,450	$(162,915)	(16)%
Short-term investments (iv)	119,933	214,925	(94,992)	(44)%
Capital expenditures(v)	734	7,072	(6,338)	(90)%
(i) Gross margin is defined as gross profit divided by net revenue.
(ii) Net loss of $32.7 million in Q1 2022 improved by $129.0 million from Q1 2021. The improvement year-over-year was primarily driven by the fluctuation in the non-cash gain (loss) on revaluation of derivative liabilities.
(iii)  See “Non-GAAP Measures” for more information, including a reconciliation of adjusted earnings (loss) before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) to net income (loss).
(iv)  Dollar amounts are as of the last day of the period indicated.
(v) Capital expenditures represents component information of investing activities and is defined as the sum of purchase of property, plant and equipment, and purchase of intangible assets.

First Quarter 2022
•Net revenue of $25.0 million in Q1 2022 increased by $12.4 million from Q1 2021. The increase year-over-year was primarily driven by an increase in net revenue in the Rest of World (“ROW”) segment driven by growth in the Israeli medical market and the Canadian adult-use market.
•Gross profit of $6.9 million in Q1 2022 improved by $9.9 million from Q1 2021. The improvement year-over-year was primarily driven by increased cannabis flower revenue in the ROW segment, the introduction of additional cannabis extract products in the ROW segment that carry a higher gross profit and gross margin than other product categories, lower inventory valuation adjustments, lower depreciation expense as a result of the lower fair value of the Peace Naturals Campus in connection with the impairment taken in Q4 2021, and lower cannabis biomass costs as we began to further leverage our joint venture with Cronos Growing Company Inc. (“Cronos GrowCo”).
•Adjusted EBITDA of $(18.9) million in Q1 2022 improved by $17.7 million from Q1 2021. The improvement year-over-year was primarily driven by the improvement in gross profit and a decrease in sales and marketing and research and development (“R&D”) expenses.
•Capital expenditures of $0.7 million in Q1 2022 decreased by $6.3 million from Q1 2021. The decrease year-over-year was primarily driven by decreased spending on property, plant and equipment in the ROW segment.

Business Updates

Strategic and Organizational Update

In the first quarter of 2022, the Company initiated a strategic plan to realign the business around its brands, centralize functions and evaluate the Company’s supply chain (the “Realignment”). The organizational and cost reduction initiatives undertaken are intended to better position Cronos Group to drive profitable and sustainable growth over time. The program consists of the following:
1.Centralizing functions under common leadership to increase efficient distribution of resources, improve strategic alignment and eliminate duplicative roles and costs;
2.Evaluating the Company’s global supply chain and reducing complexity and fixed expenses, which resulted in the announcement of the planned exit of the Peace Naturals Campus in Stayner, Ontario, and the Company's ongoing review of product, pricing and distribution optimization; and
3.Implementing an operating expense target to optimize cash deployment for activities such as margin accretive innovation and U.S. adult-use market entry. The overall strategic realignment initiative is expected to deliver $20 to $25 million in initially identified savings across operating expense categories in 2022, primarily driven by savings in sales and marketing, general and administrative, and research and development.

Brand and Product Portfolio

In April 2022, the Company expanded its SOURZ by Spinach™ gummy portfolio with a new flavor, Cherry Lime, in a five piece per pack format with 2mg of THC per piece. The Company now has five SKUs in the gummy category across its SOURZ by Spinach™ and Spinach FEELZ™ sub-brands.

Spinach® continues to organically grow market share across Canada, most notably, Spinach® held an approximate 13% market share in the edibles category, which expands to approximately 17% within the gummy category during Q1 2022, according to Hifyre data. Furthermore, three out of the four SOURZ by Spinach™ gummies ranked in the top-10 for market share in Canada in Q1 2022, according to Hifyre data. Having launched its first gummy product in July 2021, the consumer adoption of Spinach® gummies speaks to the strong innovation Cronos Group is bringing to market. Furthermore, in April 2022, the Spinach® vape portfolio entered Ontario's top-10 in market share. The Company will continue to launch new vape products in May, including Cosmic Green Apple and Polar Mint Vortex, across various provinces in an effort to continue to expand market share within the category.

Global Supply Chain

In the first quarter of 2022, the Company began to leverage Cronos GrowCo's capabilities as part of the Realignment. These activities include, among others, the transfer of certain manufacturing equipment to Cronos GrowCo from the Peace Naturals Campus. In April 2022, the Company began building dedicated space within Cronos GrowCo for various manufacturing and R&D activities.

In the first quarter of 2022, Cronos GrowCo reported preliminary unaudited net revenue of approximately $7.0 million to licensed producers excluding sales to the Company.

Appointments

In March 2022, the Board of Directors appointed Cronos Group’s founder, Mike Gorenstein, as Chairman, President and Chief Executive Officer, in connection with Kurt Schmidt’s retirement. Mr. Gorenstein previously served as Chairman,

President and Chief Executive Officer of Cronos Group until September 2020, when he transitioned to the Executive Chairman role.
In April 2022, the Company appointed Terry Doucet as Senior Vice President, Legal, Regulatory Affairs and Corporate Secretary, after serving in an interim capacity since December 2021. Mr. Doucet has been with Cronos Group since 2018 and has guided Cronos Group through significant growth over the last few years, including the build-out of the Company's Legal and Regulatory Affairs teams, our strategic investment from Altria Group Inc., our R&D partnership with Ginkgo Bioworks Holdings Inc. (the “Ginkgo Strategic Partnership”), the PharmaCann Option (as defined below) and various product commercialization initiatives.

Rest of World Results

Cronos Group’s ROW reporting segment includes results of the Company’s operations for all markets outside of the U.S.

(in thousands of USD)	Three months ended March 31,	Change
2022	2021	$	%
Cannabis flower	$18,625	$9,434	$9,191	97%
Cannabis extracts	3,988	703	3,285	467%
Other	92	33	59	179%
Net revenue	22,705	10,170	12,535	123%

Cost of sales	15,995	14,309	1,686	12%
Gross profit	$6,710	$(4,139)	$10,849	262%
Gross margin	30%	(41)%	N/A	71	pp

First Quarter 2022
•Net revenue of $22.7 million in Q1 2022 increased by $12.5 million from Q1 2021. The increase year-over-year was primarily driven by an increase in net revenue in the Israeli medical market largely attributable to the cannabis flower category and the Canadian adult-use market driven primarily by cannabis extracts used in edibles and vaporizers.
•Gross profit of $6.7 million in Q1 2022 improved by $10.8 million from Q1 2021. The improvement year-over-year was primarily driven by increased cannabis flower revenue, the introduction of additional cannabis extract products that carry a higher gross profit and gross margin than other product categories, lower inventory valuation adjustments, lower depreciation expense as a result of the lower fair value of the Peace Naturals Campus in connection with the impairment taken in Q4 2021, and lower cannabis biomass costs as we began to further leverage our joint venture with Cronos GrowCo.

United States Results

Cronos Group’s U.S. reporting segment includes results of the Company’s operations for all brands and products in the U.S.

(in thousands of USD)	Three months ended March 31,		Change
	2022	2021	$	%
Net revenue	$2,328	$2,441	$(113)	(5)%

Cost of sales	2,112	1,265	$847	67%
Gross profit	$216	$1,176	$(960)	(82)%
Gross margin	9%	48%	N/A	(39)	pp

First Quarter 2022
•Net revenue of $2.3 million in Q1 2022 decreased by $0.1 million from Q1 2021. The decrease year-over-year was primarily driven by a reduction in volume as a result of a decrease in promotional spend as the Company works through its review of the U.S. business as part of the Realignment.
•Gross profit of $0.2 million in Q1 2022 decreased by $1.0 million from Q1 2021. The decrease year-over-year was primarily due to increased inventory valuation adjustments, higher shipping costs and unfavorable sales mix.

Conference Call

The Company will host a conference call and live audio webcast on Tuesday, May 10, 2022, at 8:30 a.m. ET to discuss 2022 First Quarter business results. An audio replay of the call will be archived on the Company’s website for replay. Instructions for the conference call are provided below:

•Live audio webcast: https://ir.thecronosgroup.com/events-presentations
•Toll-Free from the U.S. and Canada dial-in: (866) 795-2258
•International dial-in: (409) 937-8902
•Conference ID: 1888263

About Cronos Group

Cronos Group is an innovative global cannabinoid company committed to building disruptive intellectual property by advancing cannabis research, technology and product development. With a passion to responsibly elevate the consumer experience, Cronos Group is building an iconic brand portfolio. Cronos Group’s diverse international brand portfolio includes Spinach®, PEACE NATURALS®, Lord Jones®, Happy Dance® and PEACE+™. For more information about Cronos Group and its brands, please visit: thecronosgroup.com.

Forward-Looking Statements

This press release contains information that constitutes forward-looking information and forward-looking statements within the meaning of applicable securities laws (collectively, “Forward-Looking Statements”), which are based upon our current internal expectations, estimates, projections, assumptions and beliefs. All information that is not clearly historical in nature may constitute Forward-Looking Statements. In some cases, Forward-Looking Statements can be identified by the use of forward-looking terminology such as “expect”, “likely”, “may”, “will”, “should”, “intend”, “anticipate”, “potential”, “proposed”, “estimate” and other similar words, expressions and phrases, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussion of strategy. Forward-Looking Statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance or other statements that are not statements of historical fact.

Forward-Looking Statements include, but are not limited to, statements with respect to:

•the uncertainties associated with the COVID-19 pandemic, including our ability, and the abilities of our joint ventures and our suppliers and distributors, to effectively deal with the restrictions, limitations and health issues presented by the COVID-19 pandemic, the ability to continue our production, distribution and sale of our products, and demand for and the use of our products by consumers;
•laws and regulations and any amendments thereto applicable to our business and the impact thereof, including uncertainty regarding the application of U.S. state and federal law to U.S. hemp (including CBD and other U.S. hemp-derived cannabinoids) products and the scope of any regulations by the U.S. Food and Drug Administration, the U.S. Drug Enforcement Administration, the U.S. Federal Trade Commission, the U.S. Patent and Trademark Office and any state equivalent regulatory agencies over U.S. hemp (including CBD and other U.S. hemp-derived cannabinoids) products;
•the laws and regulations and any amendments thereto relating to the U.S. hemp industry in the U.S., including the promulgation of regulations for the U.S. hemp industry by the U.S. Department of Agriculture and relevant state regulatory authorities;
•expectations related to our Realignment and any progress, challenges and effects related thereto as well as changes in strategy, metrics, investments, reporting structure, costs, operating expenses, employee turnover and other changes with respect thereto;
•the timing of our exit from our facility in Stayner, Ontario (the “Stayner Facility”) and the expected costs and benefits from the wind-down of the Stayner Facility;
•our ability to effectively wind-down the Stayner Facility in an organized fashion and acquire raw materials from other suppliers, including Cronos GrowCo and the costs and timing associated therewith;
•the grant, renewal and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof;
•our international activities and joint venture interests, including required regulatory approvals and licensing, anticipated costs and timing, and expected impact;
•our ability to successfully create and launch brands and further create, launch and scale U.S. hemp-derived cannabinoid consumer products and cannabis products;
•the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, including CBD and other cannabinoids;
•expectations regarding the implementation and effectiveness of key personnel changes;

•the anticipated benefits and impact of Altria Group Inc.’s investment in the Company (the “Altria Investment”), pursuant to a subscription agreement dated December 7, 2018;
•the potential exercise of one warrant of the Company included as part of the Altria Investment, pre-emptive rights and/or top-up rights in connection with the Altria Investment, including proceeds to us that may result therefrom;
•expectations regarding the use of proceeds of equity financings, including the proceeds from the Altria Investment;
•the legalization of the use of cannabis for medical or adult-use in jurisdictions outside of Canada, the related timing and impact thereof and our intentions to participate in such markets, if and when such use is legalized;
•expectations regarding the potential success of, and the costs and benefits associated with, our joint ventures, strategic alliances and equity investments, including the Ginkgo Strategic Partnership;
•our ability to execute on our strategy and the anticipated benefits of such strategy;
•expectations of the amount or frequency of impairment losses, including as a result of the write-down of intangible assets, including goodwill;
•the ongoing impact of the legalization of additional cannabis product types and forms for adult-use in Canada, including federal, provincial, territorial and municipal regulations pertaining thereto, the related timing and impact thereof and our intentions to participate in such markets;
•the future performance of our business and operations;
•our competitive advantages and business strategies;
•the competitive conditions of the industry;
•the expected growth in the number of customers using our products;
•our ability or plans to identify, develop, commercialize or expand our technology and R&D initiatives in cannabinoids, or the success thereof;
•expectations regarding acquisitions and dispositions and the anticipated benefits therefrom;
•uncertainties as to our ability to exercise our option to buy Class A shares of common stock of PharmaCann Inc. (the "PharmaCann Option") in the near term or the future in full or in part, including the uncertainties as to the status and future development of federal legalization of cannabis in the U.S. and our ability to realize the anticipated benefits of the transaction with PharmaCann Inc. ("PharmaCann");
•expectations regarding revenues, expenses and anticipated cash needs;
•expectations regarding cash flow, liquidity and sources of funding;
•expectations regarding capital expenditures;
•expectations regarding our future production and manufacturing strategy and operations, the costs and timing associated therewith and the receipt of applicable production and sale licenses;
•expectations regarding our growing, production and supply chain capacities;
•expectations regarding the resolution of litigation and other legal and regulatory proceedings, reviews and investigations;
•expectations with respect to future production costs;
•expectations with respect to future sales and distribution channels and networks;
•the expected methods to be used to distribute and sell our products;
•the impact of the ongoing military conflict between Russia and Ukraine (and resulting sanctions) on our business, financial condition and results of operations or cash flows;
•the anticipated future gross margins of our operations;
•accounting standards and estimates;
•our ability to timely and effectively remediate any material weaknesses in our internal control over financial reporting; and
•expectations regarding the costs and benefits associated with our contracts and agreements with third parties, including under our third party supply and manufacturing agreements.

Certain of the Forward-Looking Statements contained herein concerning the industries in which we conduct our business are based on estimates prepared by us using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which we conduct our business involve risks and uncertainties that are subject to change based on various factors, which are described further below.

The Forward-Looking Statements contained herein are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including: (i) our ability to efficiently and effectively exit the Stayner Facility, receive the benefits of the Stayner Facility wind down and acquire raw materials on a timely and cost-effective basis from third parties, including Cronos GrowCo; (ii) our ability, and the abilities of our joint ventures and our suppliers and distributors, to effectively deal with the restrictions, limitations and health issues presented by the COVID-19 pandemic and the ability to continue our production, distribution and sale of our products and customer demand for and use of our products; (iii) management’s perceptions of historical trends, current conditions and expected future developments; (iv) our ability to generate cash flow from operations; (v) general economic, financial market, regulatory and political conditions in which we operate; (vi) the production and manufacturing capabilities and output from our facilities and our joint ventures, strategic alliances and equity investments; (vii) consumer interest in our products; (viii) competition; (ix) anticipated and unanticipated costs; (x) government regulation of our activities and products including, but not limited to, the areas of taxation and environmental protection; (xi) the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses; (xii) our ability to obtain qualified staff, equipment and services in a timely and cost-efficient manner; (xiii) our ability to conduct operations in a safe, efficient and effective manner; (xiv) our ability to realize anticipated benefits, synergies or generate revenue, profits or value from our recent acquisitions into our existing operations; (xv) our ability to realize the expected cost-savings, efficiencies and other benefits of our Realignment and employee turnover related thereto; (xvi) our ability to complete planned dispositions, and, if completed, obtain our anticipated sales price; (xvii) our ability to exercise the PharmaCann Option and realize the anticipated benefits of the transaction with PharmaCann; and (xviii) other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct.

By their nature, Forward-Looking Statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the Forward-Looking Statements in this press release and other reports we file with, or furnish to, the Securities and Exchange Commission (“SEC”) and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, that we may not be able to exit the Stayner Facility in an organized fashion or achieve the anticipated benefits of the exit or be able to access raw materials on a timely and cost-effective basis from third parties, including Cronos GrowCo; the risk that the COVID-19 pandemic and the military conflict between Russia and Ukraine may disrupt our operations and those of our suppliers and distribution channels and negatively impact the demand for and use of our products; the risk that cost savings and any other synergies from the Altria Investment may not be fully realized or may take longer to realize than expected; the risk that we will not complete planned dispositions, or, if completed, obtain our anticipated sales price; the implementation and effectiveness of key personnel changes; the risks that our Realignment, the closure of the Stayner Facility and our further leveraging of our strategic partnerships will not result in the expected cost-savings, efficiencies and other benefits or will result in greater than anticipated turnover in personnel; future levels of revenues; consumer demand for cannabis and U.S. hemp products; our ability to manage disruptions in credit markets or changes to our credit ratings; future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; the success or timing of completion of ongoing or anticipated capital or maintenance projects; business strategies, growth opportunities and expected investment; the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); the potential effects of judicial, regulatory or other proceedings, or threatened litigation or proceedings, on our business, financial condition, results of operations and cash flows; volatility in and/or degradation of general economic, market, industry or business conditions; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U.S. hemp products in vaping devices; the anticipated effects of actions of third parties such as competitors, activist investors or federal (including U.S. federal), state, provincial, territorial or local regulatory authorities or self-regulatory organizations; changes in regulatory requirements in relation to our business and products; legal or regulatory obstacles that could prevent us from being able to exercise the PharmaCann Option and thereby realizing the anticipated benefits of the transaction with PharmaCann; dilution of our fully-diluted ownership of PharmaCann and the loss of our rights as a result of that dilution; our remediation of material weaknesses in our internal control over financial reporting and the improvement of our control environment and our systems, processes and procedures; and the factors discussed under Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2021 and under Part II, Item 1A “Risk Factors” or our Quarterly Report on Form 10-Q for the period ended March 31, 2022. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on Forward-Looking Statements.

Forward-Looking Statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned not to place undue reliance on these Forward-Looking Statements because of their inherent uncertainty and to appreciate the limited purposes for which they are being used by management. While we believe that the assumptions and expectations reflected in the Forward-Looking Statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-Looking Statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any Forward-Looking Statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such Forward-Looking Statements. The Forward-Looking Statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.

As used in this press release, “CBD” means cannabidiol and “U.S. hemp” has the meaning given to the term “hemp” in the U.S. Agricultural Improvement Act of 2018, including hemp-derived CBD.

Cronos Group Inc.
Condensed Consolidated Balance Sheets
(In thousands of U.S. dollars, except share amounts)

	As of March 31, 2022	As of December 31, 2021
Assets	(Unaudited)	(Audited)
Current assets
Cash and cash equivalents	$861,535	$886,973
Short-term investments	119,933	117,684
Accounts receivable, net	25,814	22,067
Other receivables	3,297	5,765
Current portion of loans receivable, net	6,235	5,460
Inventory, net	37,054	32,802
Prepaids and other current assets	9,537	8,967
Total current assets	1,063,405	1,079,718
Investments in equity accounted investees, net	17,084	16,764
Other investments	111,761	118,392
Non-current portion of loans receivable, net	81,529	80,635
Property, plant and equipment, net	71,828	74,070
Right-of-use assets	6,325	8,882
Goodwill	1,119	1,098
Intangible assets, net	17,880	18,079
Other assets	70	100
Total assets	$1,371,001	$1,397,738

Liabilities
Current liabilities
Accounts payable	$10,904	$11,218
Accrued liabilities	23,076	26,069
Current portion of lease obligation	2,173	2,711
Derivative liabilities	4,099	14,375
Total current liabilities	40,252	54,373
Due to non-controlling interests	1,888	1,913
Non-current portion of lease obligation	7,094	7,095
Deferred income tax liability	396	81
Total liabilities	49,630	63,462

Shareholders’ equity
Share capital	596,368	595,497
Additional paid-in capital	35,365	32,465
Retained earnings	626,778	659,416
Accumulated other comprehensive income	66,088	49,865
Total equity attributable to shareholders of Cronos Group	1,324,599	1,337,243
Non-controlling interests	(3,228)	(2,967)
Total shareholders’ equity	1,321,371	1,334,276
Total liabilities and shareholders’ equity	$1,371,001	$1,397,738

Cronos Group Inc.
Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss)
(In thousands of U.S. dollars, except share and per share amounts, unaudited)

	Three months ended March 31,
	2022	2021
Net revenue, before excise taxes	$29,406	$14,654
Excise taxes	(4,373)	(2,043)
Net revenue	25,033	12,611
Cost of sales	18,107	15,574
Gross profit	6,926	(2,963)
Operating expenses
Sales and marketing	5,012	10,254
Research and development	4,039	5,102
General and administrative	22,368	21,906
Restructuring costs	3,084	—
Share-based compensation	3,686	2,499
Depreciation and amortization	1,293	735
Impairment loss on long-lived assets	3,493	1,741
Total operating expenses	42,975	42,237
Operating loss	(36,049)	(45,200)
Other income (expense)
Interest income, net	2,046	2,329
Gain (loss) on revaluation of derivative liabilities	10,419	(116,874)
Share of loss from equity accounted investments	—	(1,643)
Gain (loss) on revaluation of financial instruments	4,268	(200)
Impairment loss on other investments	(11,238)	—
Foreign currency transaction loss	(1,872)	—
Other, net	135	(16)
Total other income (expense)	3,758	(116,404)
Loss before income taxes	(32,291)	(161,604)
Income tax expense	362	—
Loss from continuing operations	(32,653)	(161,604)
Loss from discontinued operations	—	(21)
Net loss	(32,653)	(161,625)
Net loss attributable to non-controlling interest	(15)	(313)
Net loss attributable to Cronos Group	$(32,638)	$(161,312)

Comprehensive loss
Net loss	$(32,653)	$(161,625)
Other comprehensive income
Foreign exchange gain on translation	15,977	16,284
Comprehensive loss	(16,676)	(145,341)
Comprehensive income (loss) attributable to non-controlling interests	(261)	826
Comprehensive loss attributable to Cronos Group	$(16,415)	$(146,167)

Net loss from continuing operations per share
Basic - continuing operations	$(0.09)	$(0.44)
Diluted - continuing operations	(0.09)	(0.44)

Cronos Group Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands of U.S. dollars, except share amounts, unaudited)

	Three months ended March 31,
	2022	2021
Operating activities
Net loss	$(32,653)	$(161,625)
Adjustments to reconcile net loss to cash used in operating activities:
Share-based compensation	3,686	2,499
Depreciation and amortization	2,824	1,880
Impairment loss on long-lived assets	3,493	1,741
Impairment loss on other investments	11,238	—
Share of loss from investments in equity accounted investees	—	1,643
Gain (loss) on revaluation of derivative liabilities	(10,419)	116,874
Expected credit losses on long-term financial assets	—	416
Foreign currency transaction loss	1,872	—
Other non-cash operating activities, net	(4,467)	106
Changes in operating assets and liabilities:
Accounts receivable, net	(3,530)	1,931
Other receivables	2,435	5,687
Prepaids and other current assets	(1,195)	(3,737)
Inventory	(3,867)	(742)
Accounts payable	(178)	(3,119)
Accrued liabilities	(3,150)	(10,169)
Cash flows used in operating activities	(33,911)	(46,615)
Investing activities
Proceeds from dissolution of joint venture	44	—
Proceeds from repayment of loans receivable	790	—
Purchase of property, plant and equipment	(711)	(6,680)
Purchase of intangible assets	(23)	(392)
Advances on loans receivable	—	(2,645)
Cash flows provided by (used in) investing activities	100	(9,717)
Financing activities
Withholding taxes paid on share-based awards	(534)	(8,673)
Other financing activities, net	70	10
Cash flows used in financing activities	(464)	(8,663)
Effect of foreign currency translation on cash and cash equivalents	8,837	11,422
Net change in cash and cash equivalents	(25,438)	(53,573)
Cash and cash equivalents, beginning of period	886,973	1,078,023
Cash and cash equivalents, end of period	$861,535	$1,024,450
Supplemental cash flow information
Interest received	822	1,157
Income taxes paid	66	624

Non-GAAP Measures

Cronos Group reports its financial results in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). This press release refers to measures not recognized under U.S. GAAP (“non-GAAP measures”). These non-GAAP measures do not have a standardized meaning prescribed by U.S. GAAP and are therefore unlikely to be comparable to similar measures presented by other companies. Rather, these non-GAAP measures are provided as a supplement to corresponding U.S. GAAP measures to provide additional information regarding the results of operations from management’s perspective. Accordingly, non-GAAP measures should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. All non-GAAP measures presented in this press release are reconciled to their closest reported U.S. GAAP measure. Reconciliations of historical adjusted financial measures to corresponding U.S. GAAP measures are provided below.

Adjusted EBITDA
Management reviews Adjusted EBITDA, a non-GAAP measure, which excludes non-cash items and items that do not reflect management’s assessment of ongoing business performance of our operating segments. Management defines Adjusted EBITDA as net income (loss) before interest, tax expense, depreciation and amortization adjusted for: share of loss from equity accounted investments; impairment loss on goodwill and intangible assets; impairment loss on long-lived assets; (gain) loss on revaluation of derivative liabilities; (gain) loss on revaluation of financial instruments; transaction costs related to strategic projects; impairment loss on other investments; foreign currency transaction loss; other, net; loss from discontinued operations; restructuring costs; share-based compensation; and review costs related to the restatements of the Company's 2019 and 2021 interim financial statements, including the costs related to the Company's responses to the reviews of such interim financial statements by various regulatory authorities and legal costs defending shareholder class action complaints brought against the Company as a result of the 2019 restatement. Impairment loss on other investments has been included as an adjustment to Adjusted EBITDA due to the PharmaCann Option impairment analysis. Foreign currency transaction loss has been included as an adjustment to Adjusted EBITDA for the anticipated settlement of intercompany loans. Additionally, restructuring costs have been included as an adjustment to Adjusted EBITDA in light of the Realignment and exit from the Stayner Facility.

Management believes that Adjusted EBITDA provides the most useful insight into underlying business trends and results and provides a more meaningful comparison of period-over-period results. Management uses Adjusted EBITDA for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets.

The following tables set forth a reconciliation of Net income (loss) as determined in accordance with U.S. GAAP to Adjusted EBITDA for the periods indicated:

(in thousands of U.S. dollars)	Three months ended March 31, 2022
	United States	Rest of World	Corporate	Total
Net income (loss)	$(22,216)	$2,014	$(12,451)	$(32,653)
Interest income, net	(29)	(2,017)	—	(2,046)
Income tax expense	—	362	—	362
Impairment loss on long-lived assets(i)	—	3,493	—	3,493
Gain on revaluation of derivative liabilities(ii)	—	(10,419)	—	(10,419)
Gain on revaluation of financial instruments(iv)	—	(4,268)	—	(4,268)
Impairment loss on other investment(v)	11,238	—	—	11,238
Foreign currency transaction loss	—	1,872	—	1,872
Other, net(vi)	—	(135)	—	(135)
Restructuring costs(viii)	1,053	2,031	—	3,084
Share-based compensation(ix)	2,436	1,250	—	3,686
Financial statement review costs(x)	—	—	4,062	4,062
Depreciation and amortization	432	2,392	—	2,824
Adjusted EBITDA	$(7,086)	$(3,425)	$(8,389)	$(18,900)

(in thousands of U.S. dollars)	Three months ended March 31, 2021
	United States	Rest of World	Corporate	Total
Net loss	$(12,092)	$(142,147)	$(7,386)	$(161,625)
Interest income, net	(3)	(2,326)	—	(2,329)
Share of loss from equity accounted investments	—	1,643	—	1,643
Impairment loss on long-lived assets(i)	1,741	—	—	1,741
Loss on revaluation of derivative liabilities(ii)	—	116,874	—	116,874
Transaction costs(iii)	—	—	501	501
Loss on revaluation of financial instruments(iv)	—	200	—	200
Other, net(vi)	—	16	—	16
Loss from discontinued operations(vii)	—	21	—	21
Share-based compensation(ix)	745	1,754	—	2,499
Financial statement review costs(x)	—	—	2,005	2,005
Depreciation and amortization	99	1,781	—	1,880
Adjusted EBITDA	$(9,510)	$(22,184)	$(4,880)	$(36,574)
(i)For the three months ended March 31, 2022, impairment loss on long-lived assets related to the Company’s decision to seek a sublease for leased office space located in Toronto, Ontario, Canada. For the three months ended March 31, 2021, impairment loss on long-lived assets related to an impairment on leased premises in the U.S. segment.
(ii)For the three months ended March 31, 2022 and 2021, (gain) loss on revaluation of derivative liabilities represents the fair value changes on the derivative liabilities.
(iii)For the three months ended March 31, 2021, transaction costs represent legal, financial and other advisory fees and expenses incurred in connection with various strategic investments. These costs are included in general and administrative expenses on the condensed consolidated statements of net income (loss) and comprehensive income (loss).
(iv)For the three months ended March 31, 2022, gain on revaluation of financial instruments related primarily to the Company’s equity securities in Cronos Australia Limited. For the three months ended March 31, 2021, loss on revaluation of financial instruments related primarily to revaluations of financial liabilities resulting from Deferred Share Units.
(v)For the three months ended March 31, 2022, impairment loss on other investments related to the PharmaCann Option for the difference between its fair value and carrying amount.
(vi)For the three months ended March 31, 2022 and 2021, other, net is primarily related to (gain) loss on reclassification of held-for-sale assets and (gain) loss on disposal of assets.
(vii)For the three months ended March 31, 2021, loss from discontinued operations related to the discontinuance of Original B.C. Ltd.
(viii)For the three months ended March 31, 2022, restructuring costs related to the employee-related severance costs and other restructuring costs associated with the Realignment and the exit of the Stayner Facility.

(ix)For the three months ended March 31, 2022 and 2021, share-based compensation related to the vesting expenses of share-based compensation awarded to employees under the Company’s share-based award plans.
(x)For the three months ended March 31, 2022 and 2021, financial statement review costs include costs related to the restatements of the Company’s 2019 and second quarter 2021 interim financial statements, costs related to the Company’s responses to requests for information from various regulatory authorities relating to such restatement and legal costs defending shareholder class action complaints brought against the Company as a result of the 2019 restatement.

Foreign currency exchange rates

All currency amounts in this press release are stated in U.S. dollars (“USD”), which is our reporting currency, unless otherwise noted. All references to “dollars” or “$” are to USD. The assets and liabilities of the Company's foreign operations are translated into USD at the exchange rate in effect as of March 31, 2022, March 31, 2021 and December 31, 2021. Transactions affecting shareholders’ equity are translated at historical foreign exchange rates. The consolidated statements of net income (loss) and comprehensive income (loss) and the consolidated statements of cash flows of the Company’s foreign operations are translated into USD by applying the average foreign exchange rate in effect for the reporting period using Bloomberg.

The exchange rates used to translate from USD to Canadian dollars (“C$”) is shown below:

(Exchange rates are shown as C$ per $)	As of
	March 31, 2022	March 31, 2021	December 31, 2021
Average rate	1.2665	1.2665	N/A
Spot rate	1.2507	1.2563	1.2746

For further information, please contact:
Shayne Laidlaw
Investor Relations
Tel: (416) 504-0004
investor.relations@thecronosgroup.com